SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2014

Wound Management Technologies, Inc.
(Exact name of registrant as specified in its charter)

Texas	000-11808	59-2219994
(State or other jurisdiction incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16633 Dallas Parkway, Suite 250, Addison, Texas	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	972-218-0935

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2014, the Board of Directors of Wound Management Technologies, Inc. elected a new director, John Siedhoff.

Mr. Siedhoff earned a Bachelor of Science Degree in Mechanical Engineering from Iowa State University, and spent the next 12 years working for Fluor Corporation and Controls Southeast, Inc., in the design, manufacture and installation of high temperature, high pressure piping systems for oil refineries and petrochemical plants, both foreign and domestic. Mr. Siedhoff's turnaround and merger and acquisition experience started as Chief Operating Officer of Enduro Systems, Inc., acquiring companies to vertically integrate material handling operations for the weighing, conveying, and filling of oil refined products, to the rapid loading of grain.

It is currently expected that Mr. Siedhoff will serve on each of the Board of Directors’ existing committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOUND MANAGEMENT TECHNOLOGIES, INC.

Date: January 12, 2015	By:	/s/ Darren Stine, Chief Financial Officer
Darren Stine
Chief Financial Officer